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EXHIBIT 23 (B)


                       CONSENT OF INDEPENDENT ACCOUNTANTS





         We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 0-16730) Amendment No. 1 of our report dated July 23, 1996 included in the All-Comm Media Corporation Form 10-K/A-2 for the three years ended June 30, 1995, and of our report dated June 2, 1995, of our audits of the financial statements of Stephen Dunn & Associates, Inc. for the three years ended December 31, 1994 included in Form 8-K/A-2, dated July 24, 1996. We also consent to the reference to our Firm under the heading "Experts" in this Registration Statement.





                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.



         Los Angeles, California
         July 24, 1996





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